UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2016

TESSCO Technologies Incorporated

(Exact name of the Company as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(the Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the the Company under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e).  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 26, 2016, TESSCO Technologies Incorporated (the “Company”) and Robert B. Barnhill, Jr., President and Chief Executive Officer of the Company, entered into an Amended and Restated Employment Agreement, amending and restating the previously existing Employment Agreement dated August 31, 2006, as amended, the term of which was scheduled to expire at the end of fiscal year 2016.

Pursuant to the Amended and Restated Employment Agreement, the term of Mr. Barnhill’s employment has been extended and now includes both a “Regular Term” and a “Transition Period”.  The Regular Term, during which Mr. Barnhill will continue to serve and be compensated as President and Chief Executive Officer, will continue until the earliest to occur of (i) the last day of fiscal year 2018, (ii) if the Company hires or otherwise engages a successor Chief Executive Officer, the date determined by the Board of Directors as the date on or as of which such successor Chief Executive Officer commences to serve in such capacity, and (iii) a date specified by the Company as the last day of the Regular Term, which date shall not be earlier than the last day of fiscal year 2017.  Once ended, the Regular Term will be immediately followed by a two-year Transition Period, during which Mr. Barnhill will serve as Executive Chairman and, after transitioning his responsibilities as President and Chief Executive Officer, as senior advisor to his successor and to the Board of Directors. It is anticipated that Mr. Barnhill will continue to serve on the Board of Directors during this period.

Under the Amended and Restated Employment Agreement, Mr. Barnhill’s base annual salary for the remainder of the Regular Term and for any portion of the Transition Period that falls within fiscal year 2017, will be $700,000, subject to increases as determined by the Compensation Committee and the Board of Directors.  For any portion of the Transition Period that falls within any fiscal year after fiscal year 2017, Mr. Barnhill’s base annual salary will be $450,000.  For each fiscal year that begins during the Regular Term, Mr. Barnhill will be eligible for cash bonuses in accordance with the Company’s senior executive compensation plan and Mr. Barnhill’s annual target bonus will not be less than 100% of his annual base salary.  For fiscal year 2017, Mr. Barnhill will also be eligible to participate in all equity-based compensation programs available to the Company’s other senior executives.  Commencing with fiscal year 2018, and for so long as Mr. Barnhill remains a director during the term of employment, he will be eligible to participate in all equity-based compensation programs available to nonexecutive directors.

Upon termination of Mr. Barnhill’s employment during the term, the Amended and Restated Employment Agreement provides for payment to him of varying amounts in the nature of severance, depending upon the circumstances of the termination and when it occurs.

The above description is qualified in its entirety by the Amended and Restated Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated fully herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated March 26, 2016, by and between TESSCO Technologies Incorporated and Robert B. Barnhill, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Chief Financial Officer and Senior Vice President

Dated: March 31, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated March 26, 2016, by and between TESSCO Technologies Incorporated and Robert B. Barnhill, Jr.